Exhibit 4.3

CONFORMED COPY

NTL CABLE PLC,
as Issuer

NTL HOLDINGS INC.

NTL (UK) GROUP, INC.,

NTL COMMUNICATIONS LIMITED,

NTL INVESTMENT HOLDINGS LIMITED,

as Guarantors under the original Indenture dated as of April 13, 2004 as amended by the First Supplemental Indenture dated as of October 5, 2006

NTL INCORPORATED

and

NTL:TELEWEST LLC

as new Note Guarantors

9.75% SENIOR NOTES DUE 2014

8.75% SENIOR NOTES DUE 2014

8.75% SENIOR NOTES DUE 2014

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 30, 2006

THE BANK OF NEW YORK

TRUSTEE

SECOND SUPPLEMENTAL INDENTURE, dated as of October 30, 2006 (this “Second Supplemental Indenture”), by and among NTL Cable PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), NTL Holdings Inc., a Delaware corporation, NTL (UK) Group, Inc., a Delaware corporation, NTL Communications Limited, a limited company organized under the laws of England and Wales, (the “Original Senior Guarantors”), NTL Investment Holdings Limited, a limited company organized under the laws of England and Wales, as the Senior Subordinated Subsidiary Guarantor, (together with the Original Senior Guarantors, the “Original Note Guarantors”), as guarantors under the indenture dated as of April 13, 2004 (the “Original Indenture”), providing for the creation and issuance by the Issuer of its sterling-denominated 9.75% Senior Notes due 2014, U.S. dollar-denominated 8.75% Senior Notes due 2014, and euro-denominated 8.75% Senior Notes due 2014 (the “Notes”), as amended by the first supplemental indenture dated as of October 5, 2006 (the “First Supplemental Indenture”), NTL Incorporated, a Delaware corporation, and NTL:Telewest LLC, a Delaware limited liability company, as new Note Guarantors (together, the “New Note Guarantors”) and such other persons as may from time to time become a party to the Indenture as a guarantor as provided herein (together, the “Note Guarantors”), and The Bank of New York, a New York banking company, as trustee (the “Trustee”).  All references to the “Indenture” shall be to the Original Indenture as amended by the First Supplemental Indenture and, as applicable, this Second Supplemental Indenture.  All capitalized terms used but not defined herein shall have the meanings specified in the Indenture.

                WHEREAS, the Issuer, the Original Note Guarantors and the Trustee have heretofore executed and delivered the Original Indenture and the First Supplemental Indenture;

                WHEREAS, Section 9.01(a)(5) of the Indenture permits the amendment of the Indenture without the consent of the Holders to add additional Note Guarantees with respect to the Notes; and

                WHEREAS, the purpose of this Second Supplemental Indenture is for the New Note Guarantors to issue guarantees of the Guaranteed Obligations in the form of Exhibit A to this Second Supplemental Indenture (the “New Note Guarantees”).

NOW, THEREFORE, in consideration of the premises hereof, the parties have executed and delivered this Second Supplemental Indenture, and the Issuer, the Original Note Guarantors, the New Note Guarantors and the Trustee agree for the benefit of each other and for the equal and ratable benefit of the Holders, as follows:

SECTION 1.  New Note Guarantees

(A)          The New Note Guarantors hereby become a party to the Indenture as Note Guarantors and as such will have all of the rights and be subject to all of the obligations and agreements of a Note Guarantor under the Indenture. The New Note Guarantors agree to be bound by all of the provisions of the Indenture applicable to a Note Guarantor (including, without limitation, Article 11 of the Original Indenture) and to perform all of the obligations and agreements of a Note Guarantor under the Indenture.

(B)           Upon execution of a New Note Guarantee pursuant to clause (D) below

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and this Second Supplemental Indenture, the defined term “Note Guarantor” in the Indenture, the New Note Guarantee and in the Senior Subordinated Subsidiary Guarantee shall include the New Note Guarantors, the defined term “Note Guarantee” in the Indenture and the defined term “Guarantee” in the New Note Guarantee and the Senior Subordinated Subsidiary Guarantee shall include the guarantee executed pursuant to this Second Supplemental Indenture.

(C)           The form of the senior guarantee attached as Exhibit D to the Original Indenture is hereby substituted with the form of the senior guarantee attached as Exhibit A to this Second Supplemental Indenture.  For the avoidance of doubt, any references to Exhibit D in Section 11.01(a) of the Indenture shall be deemed references to that exhibit as amended by this Second Supplemental Indenture.

(D)    Simultaneously with the execution and delivery of this Second Supplemental Indenture, the New Note Guarantors and the Original Senior Guarantors shall execute and deliver to the Trustee a Note Guarantee in accordance with Article 11 of the Indenture and in the form attached as Exhibit A hereto, which shall replace the Note Guarantees issued by the Original Senior Guarantors on April 13, 2004 pursuant to the Original Indenture.

SECTION 2.  Miscellaneous.

(A)    Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.  This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(B)           THIS SECOND SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

(D)          All agreements of the Issuer, the Original Note Guarantors and the New Note Guarantors in this Second Supplemental Indenture shall bind their respective successors.  All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

(E)           In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

(F)           The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement, binding on the parties hereto.

(G)           The titles and headings of the sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture, and shall in no way modify or restrict any of the terms or provisions hereof.

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(H)          The Trustee shall not be responsible in any manner for or in respect of, and makes no representation as to, the validity, adequacy or sufficiency of this Second Supplemental Indenture, the New Note Guarantees or the recitals contained herein, all of which recitals are made by the Issuer, the Original Note Guarantors, and the New Note Guarantors solely.

(Signature pages follow.)

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

SIGNATURES

NTL CABLE PLC		NTL HOLDINGS INC.

By:	/s/ Robert Mackenzie	By:	/s/ James Mooney
Name: Robert Mackenzie		Name: James F. Mooney
Title: Director		Title: Director

NTL (UK) GROUP, INC.		NTL COMMUNICATIONS LIMITED

By:	/s/ Robert Mackenzie	By:	/s/ Robert Mackenzie
Name: Robert Mackenzie		Name: Robert Mackenzie
Title: Director		Title: Director

NTL INVESTMENT HOLDINGS LIMITED		NTL INCORPORATED

By:	/s/ Robert Mackenzie	By:	/s/ James F. Mooney
Name: Robert Mackenzie		Name: James F. Mooney
Title: Director		Title: Director

NTL:TELEWEST LLC		THE BANK OF NEW YORK

By:	/s/ James F. Mooney	By:	/s/ Emma Wilkes
Name: James F. Mooney		Name: Emma Wilkes
Title: President		Title: Vice President

EXHIBIT A

FORM OF SENIOR GUARANTEE

For value received, each of the undersigned (the “Senior Guarantors”), to the extent set forth in and subject to the terms of the Indenture, dated as of April 13, 2004, among NTL Cable PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), NTL Incorporated, a Delaware corporation (formerly known as Telewest Global, Inc.), NTL Holdings Inc., a Delaware corporation (formerly known as NTL Incorporated), NTL (UK) Group, Inc., a Delaware corporation, NTL Communications Limited, a limited company organized under the laws of England and Wales, NTL Investment Holdings Limited, a limited company organized under the laws of England and Wales (“NTLIH” or the “Senior Subordinated Subsidiary Guarantor”), and The Bank of New York, as trustee (the “Trustee”), as amended or supplemented from time to time (the “Indenture”), hereby jointly and severally with one another and with the Senior Subordinated Subsidiary Guarantor irrevocably and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on or premium or Special Interest, if any, on the Notes and all other monetary obligations of the Issuer under the Indenture and the Notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Senior Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Note Guarantor, and that such Note Guarantor shall remain bound under this Guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of each Senior Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture, are expressly set forth in Article 11 of the Indenture, and reference is hereby made to the Indenture, for the precise terms and limitations of this Guarantee.  Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

Each Senior Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Senior Guarantor without rendering such Senior Guarantee voidable under applicable law relating to ultra vires, fraudulent conveyance, fraudulent transfer, corporate benefit or similar laws affecting the rights of creditors generally.

[Signatures on following page]

IN WITNESS WHEREOF, each Senior Guarantor has caused this Guarantee to be signed by a duly authorized officer, on [•].

NTL HOLDINGS INC.

By:
Name:
Title:

NTL (UK) GROUP, INC.

By:
Name:
Title:

NTL COMMUNICATIONS LIMITED

By:
Name:
Title:

NTL INCORPORATED

By:
Name:
Title:

NTL:TELEWEST LLC

By:
Name:
Title: